March 20, 1998



NaPro BioTherapeutics, Inc.
6304 Spine Road
Unit A
Boulder, Colorado  80301

Attn:  Vice President and Chief Financial Officer

Gentlemen:

         Reference is made to (i) the Note Purchase Agreements (the "Purchase Agreements") dated as of May 30, 1997 among NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), and the various Buyers parties thereto, as amended to date, (ii) the Engagement Letter dated May 12, 1997 (the "Engagement Letter") between the Company and Diaz & Altschul Capital, LLC ("Diaz & Altschul"); (iii) each of the Senior Convertible Notes of the Company, as amended to date (each, a "Note"); (iv) warrants to purchase an aggregate of 323,700 shares of common stock of the Company, issued to the Buyers and certain of which are held by Diaz & Altschul Group, LLC (the "Warrants") and (v) the Amendment Agreement dated January 28, 1998 by and among the Company and the holders named therein (the "Amendment Agreement"). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Purchase Agreements and the Notes, as amended by the Amendment Agreement.

         The Holders agree severally with the Company as follows:

     1. The definition of "Purchase Price" in the Warrants is hereby amended by deleting "$2.50" and replacing it with "$1.50."

     2. For a period of 130 days following the date hereof, the definition of "1998 Redemption Price" in the Notes is hereby amended by deleting "130%" and replacing it with "110%."

     3. The Company hereby represents that it is currently in the process of seeking financing alternatives, the proceeds of which may be used, in the discretion of the Company, to redeem the Notes in accordance with their terms (as amended hereby).

         If the foregoing correctly sets forth our agreement, please so indicate by signing the appropriate line below, whereupon this letter shall constitute a binding agreement between the Company and each Holder.




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NaPro BioTherapeutics, Inc.
March 20, 1998
Page 2

                                                    NAPRO BIOTHERAPEUTICS, INC.



                                                    By:  \s\ Gordon H. Link, Jr.
                                                             Gordon H. Link, Jr.
                                                         Chief Financial Officer

Agreed and accepted:

DELTA OPPORTUNITY FUND, LTD.


By:     /s/
         Name:
         Title:


NELSON PARTNERS


By:     /s/
         Name:
         Title:


OLYMPUS SECURITIES, LTD.


By:     /s/
         Name:
         Title:

NaPro BioTherapeutics, Inc.
March 20, 1998
Page 3


OTATO LIMITED PARTNERSHIP


By:     /s/
         Name:
         Title:

DIAZ & ALTSCHUL GROUP, LLC


By:     /s/
         Name:
         Title:


OMICRON PARTNERS, L.P.


By:     /s/
         Name:
         Title: